

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of September 30, 1998 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the nine months ended September
30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,535,698
<OTHER-PROPERTY-AND-INVEST>                  2,315,417
<TOTAL-CURRENT-ASSETS>                       2,153,309
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               4,684,066
<TOTAL-ASSETS>                              22,688,490
<COMMON>                                     4,950,250
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            117,109
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,067,359<F2>
<PREFERRED-MANDATORY>                          157,118<F3>
<PREFERRED>                                    506,808<F3>
<LONG-TERM-DEBT-NET>                         6,014,714<F4>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                   85,879
<PREFERRED-STOCK-CURRENT>                       17,801<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    401,288
<LEASES-CURRENT>                               177,504
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,260,019<F5>
<TOT-CAPITALIZATION-AND-LIAB>               22,688,490
<GROSS-OPERATING-REVENUE>                    5,587,080
<INCOME-TAX-EXPENSE>                           264,361<F6>
<OTHER-OPERATING-EXPENSES>                   4,505,165
<TOTAL-OPERATING-EXPENSES>                   4,781,082
<OPERATING-INCOME-LOSS>                        805,998
<OTHER-INCOME-NET>                            (68,444)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 749,110
<TOTAL-INTEREST-EXPENSE>                       350,115
<NET-INCOME>                                   398,995
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  398,995
<COMMON-STOCK-DIVIDENDS>                       260,355
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         950,303
<EPS-PRIMARY>                                     1.84
<EPS-DILUTED>                                     1.83

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes a deduction of $3,217 thousand for preference stock expense of
     ComEd.
<F3> Preferred and preference stocks of ComEd.
<F4> $1,281,368 thousand of notes, long-term note to bank and guaranteed senior note are included in LONG-TERM-DEBT-NET.
<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.
<F6> A tax benefit of $11,556 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F7> A $43,062 thousand provision for preferred and preference stock dividends of ComEd and a $22,283 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.
<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

